UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
May 7, 2010

AKEENA SOLAR, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52385	90-0181035
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

16005 Los Gatos Boulevard
Los Gatos, California 95032
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(408) 402-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03    Material Modification to Rights of Security Holders.

As described in Item 5.07 below, at the Annual Meeting of Stockholders on May 7, 2010, the stockholders of Akeena Solar, Inc. (the “Company”) approved an amendment to the Certificate of Incorporation to increase the number of authorized shares of common stock from fifty (50) million shares to one hundred (100) million shares. The amendment to the Certificate of Incorporation was filed on May 7, 2010 with the Delaware Secretary of State. The rights of the holders of shares of common stock were not otherwise affected.

Item 5.07    Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders (the “Meeting”) on May 7, 2010 in Los Gatos, California. Of the 36,830,327 shares outstanding and entitled to vote at the Meeting, 26,159,670 shares were present at the Meeting either in person or by proxy, constituting a quorum of 71.02%. The Company’s stockholders considered and voted upon the following four proposals at the Meeting.

Proposal 1 – Election of Directors

The holders of the Company’s common stock elected four nominees to serve as directors for a term of one year, ending at the time of the next Annual Meeting of Stockholders in 2011 (or until a successor is duly elected) pursuant to the Company’s By-Laws and the applicable laws of the State of Delaware:

Name	For	Withheld	Broker Non-Votes
Barry Cinnamon	13,636,189	360,252	12,163,229
Ed Roffman	13,572,663	423,778	12,163,229
Jon Witkin	13,607,017	389,424	12,163,229
Pradeep Jotwani	13,638,702	357,739	12,163,229

Proposal 2 – Amendment of Certificate of Incorporation to Increase Authorized Shares

The holders of the Company’s common stock approved an amendment to the Certificate of Incorporation to increase the number of authorized shares of common stock from fifty (50) million to one hundred (100) million:

For	Against	Abstain	Broker Non-Votes
24,105,680	1,975,564	78,426	—

Proposal 3 – Termination of the 2001 Stock Plan, and approval of Fourth Modification to the 2006 Incentive Stock Plan to Increase the Share Reserve

The holders of the Company’s common stock voted to terminate the 2001 Stock Plan, and to approve the Fourth Modification to the 2006 Incentive Stock Plan, increasing the total number of shares of Akeena common stock that can be issued under that plan from 5,000,000 to 12,000,000:

For	Against	Abstain	Broker Non-Votes
12,599,563	1,353,791	43,087	12,163,229

Proposal 4 – Ratification of appointment of Burr, Pilger and Mayer LLP as Independent Registered Public Accounting Firm for the Year Ending December 31, 2010:

The holders of the Company’s common stock voted to ratify the appointment of Burr, Pilger and Mayer LLP as the Company’s independent registered public accounting firm for 2010 by the following count:

For	Against	Abstain	Broker Non-Votes
25,525,753	419,722	214,195	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2010	AKEENA SOLAR, INC.
By: /s/ Margaret R. Randazzo
Margaret R. Randazzo,
Chief Financial Officer